CERTIFICATE OF CORPORATE RESOLUTION

         I, William R. Heerman, being the duly constituted Secretary of Aid Association for Lutherans, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (hereinafter called the Corporation), do hereby certify that the following is a true and complete copy of resolutions duly adopted at a meeting of the Board of Directors of this Corporation, duly called and held on February 10, 1994, at which a quorum was present and voting that said resolution is still in full force and effect and has not been rescinded; and that said resolution is not in conflict with the charter or bylaws of this Corporation.

         I further certify that there is no provision in the Articles of Incorporation or Bylaws of Aid Association for Lutherans limiting the power of the Board of Directors to pass the foregoing resolution, and that the same is in conformity with the provisions of the Articles of Incorporation and Bylaws of the Corporation and within its corporate and lawful powers, and

         I further certify that the officers signing the documents to which this certificate is attached have been duly elected to their respective offices by the Board of Directors of Aid Association for Lutherans, that they are officers to whom the above resolution pertains, and that they are duly qualified and are now acting as such officers.

         IN WITNESS WHEREOF, I have hereunto affixed by name as Secretary, and have caused the corporate seal of said Corporation to be hereto affixed this day of July 22, 1994.



                                          /s/ W. R. Heerman
                                          --------------------------------------

(Corporate Seal)

 RESOLUTION
                      AMENDING BYLAWS TO ADD AUTHORIZATION
                   FOR SEPARATE ACCOUNT AND VARIABLE CONTRACTS

WHEREAS, Aid Association for Lutherans (AAL) intends to develop, sell and administer variable contracts;

WHEREAS, it is required by law for the implementation of this plan that a separate account be established within AAL to provide a funding medium to support reserves under variable contracts;

WHEREAS, Section 614.24 of Wisconsin statutes permits AAL to establish a separate account for this purpose;

WHEREAS, AAL's bylaws do not currently contain authority to establish a separate account;

NOW THEREFORE BE IT RESOLVED, that the bylaws of AAL are hereby amended by renumbering the existing section 10 of the bylaws, as section 11, by renumbering subsequent sections of the bylaws, and by adding a new section 10, entitled SEPARATE ACCOUNTS AND VARIABLE CONTRACTS, to read as follows:



                    SEPARATE ACCOUNTS AND VARIABLE CONTRACTS

Section 10. The Board of Directors may provide for the establishment and operation of one or more separate accounts in accordance with applicable law. AAL may issue contracts on a variable basis that provide for the dollar amount of benefits or other contractual payments or values to vary so as to reflect the investment results of such separate accounts. The Board of Directors may adopt special procedures or create legal entities necessary or appropriate for the conduct of the business and affairs of any variable contract and separate account. Any provisions of the AAL bylaws that are inconsistent with the provisions of this bylaw shall not apply to any variable contract or separate account.

                                  RESOLUTIONS


WHEREAS, Aid Association for Lutherans (AAL) desires to develop, sell, issue and administer variable annuity contracts, and to establish and operate such separate accounts as may be necessary or appropriate for AAL's planned variable annuity contracts;

WHEREAS, the Board of Directors of AAL intends to authorize AAL management to proceed with the development of this plan and to obtain the necessary state and federal authorities and approvals in connection with the contracts and the separate accounts;

NOW THEREFORE BE IT RESOLVED, that AAL shall make all necessary state insurance department filings necessary to obtain authority and approvals to issue variable annuity contracts, including but not limited to, amending its certificate of authority with the states to permit the sale of variable contracts, and filing with state insurance departments the form of the Certificate of Membership and Annuity.

RESOLVED, that pursuant to authority granted under Section 614.24 of Wisconsin Statutes, AAL hereby establishes a separate account to provide a funding medium to support reserves under variable annuity contracts issued by AAL, under the name of "AAL Variable Annuity Account I" (the "Account"), under which income, gains and losses, whether or not realized, from assets allocated to the Account, are, in accordance with the applicable contract, credited to or charged against the Account without regard to other income, gains or losses of AAL, with assets attributable to contracts to be held and applied exclusively for the benefit of the contract owners; under which contracts any accumulation or value of the contracts, or any portion thereof, or any unit of interest or participation therein, either prior or subsequent to annuitization, or both, varies according to the investment experience of the Account; the assets of which Account shall be legally segregated from the general account assets of AAL and shall, at the time during the year that adjustments in the reserves are made, have a value at least equal to the reserves and other contract liabilities with respect to the Account, and at all other times, shall have a value approximately equal to or in excess of such reserves and liabilities; and that portion of such assets having a value equal to, or approximately equal to, such reserves and contract liabilities shall not be chargeable with liabilities arising out of any other business which AAL may conduct.

RESOLVED, that any Chief Executive Officer, President, Senior or Executive Vice President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer of AAL ("Officers") is hereby authorized, for and on behalf of AAL, and with respect to the Account, to execute and file with the Securities Exchange Commission (SEC): a notification of registration on Form N-8A, and a registration statement on Form N-4, or other applicable form, to provide for the registration of the Account as a unit investment trust investment company under the Investment Company Act of 1940 (1940 Act); any application or applications for exemptions from provisions of the 1940 Act and/or rules thereunder which application of applications may be on behalf of any other separate account established by AAL or any affiliated company of AAL, now or in the future; a registration statement on Form N-4, or other applicable form to register the contracts or interests thereunder (which may be in an indefinite amount) from time to time under the Securities Act of 1933, as amended (1933 Act), all in such form as such Officers may approve and amendments, exhibits and other supporting documents thereto,

RESOLVED, that the above AAL Officers are hereby authorized to establish sub-accounts in the

Account; to provide that allocations may be made thereto pursuant to contract provisions and contract owner instructions; to add, remove, consolidate or otherwise modify sub-accounts of the Account; and to change the name of the Account.

RESOLVED, that the above AAL Officers are hereby authorized to create, establish, and provide the funds and administrative services for one or more separate investment companies; that the Account shall invest in shares of such investment companies established for this purpose (underlying mutual funds) as the Officers may designate, now or in the future, consistent with the contracts and applicable law; that given sub-accounts of the Account shall invest in only one company or one series of a company; that the contracts issued by AAL may include a provision for investment in AAL's general account, in which case the values shall be combined with other AAL assets and shall be subject to the maintenance of solvency and other provisions applicable to the general account.

RESOLVED, that the above AAL Officers are hereby authorized, for and on behalf of AAL, with respect to the Account, to assist the underlying investment company or companies in preparing and filing with the SEC, a notification of registration on Form N-8A, and a registration statement on Form N-4, or other applicable form, to provide for the registration of the company or companies as an investment company or companies under the 1940 Act and to register the shares of the company or companies as securities under the 1933 Act, and amendments, exhibits and other supporting documents thereto, all in such form as such Officers may approve, and in passing through to contract owners voting rights or privileges for shares of the company or companies in such form as such Officers may approve in accordance with applicable law.

RESOLVED, that the above AAL Officers are hereby authorized to cause AAL to act as Investment Advisor with respect to the underlying investment company or companies and to execute and file with the SEC a registration statement on Form ADV, or other applicable forms for registration of AAL as an investment advisor, and amendments, exhibits and other supporting documents thereto all in such form as such Officers may approve.

RESOLVED, that William R. Heerman, the general counsel of AAL, or his successor, is hereby designated as the person authorized to receive notices and communications from the SEC with respect to such registration statements to be filed under the 1933 Act, with the powers conferred upon him as such person by the 1933 Act and the rules and regulations of the SEC issued thereunder, as well as with respect to any other filing made under any state or federal law.

RESOLVED, that the above AAL Officers (and such other officers and employees of AAL as the President of AAL may designate), and each of them, are hereby authorized, for and on behalf of AAL, now and in the future, to take such other and further action and to execute such other and further instruments, amendments, exhibits, and other supporting documents (including, without limitation, a distribution agreement with a principal underwriter in compliance with the Securities Exchange Act of 1934, with respect to sale of the contracts), as they, or any of them, may deem necessary or appropriate to carry out the purposes of the foregoing resolutions or to comply with applicable law.